Exhibit 1

Amendment No. 1 to Schedule 13D Joint Filing Agreement

The undersigned and each other person executing this joint filing agreement (this “Agreement”) agree as follows:

The undersigned is eligible to file a statement or statements on Schedule 13D pertaining to the Common Stock, $0.01 par value per share, of IGI Laboratories, Inc., a Delaware corporation, to which this Agreement is an exhibit. The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. The undersigned agrees that such statement is being filed by and on behalf of each of the persons executing this Agreement.

After reasonable inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct

In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth below.

Date: May 19, 2009

Life Sciences Opportunities Fund II, L.P.

By: Signet Healthcare Partners, LLC

By: /s/ James C. Gale
Name: James C. Gale
Title:	Managing Director

Life Sciences Opportunities Fund (Institutional) II, L.P.

By: Signet Healthcare Partners, LLC

By: /s/ James C. Gale
Name: James C. Gale
Title:	Managing Director

Signet Healthcare Partners, LLC

By: SMH Capital Inc.

By: /s/ Ben T. Morris
Name: Ben T. Morris
Title:	Chief Executive Officer

SMH Capital Inc.

By: /s/ Ben T. Morris
Name: Ben T. Morris
Title:	Chief Executive Officer

Sanders Morris Harris Group, Inc.

By: /s/ Ben T. Morris
Name: Ben T. Morris
Title:	Chief Executive Officer

/s/ James C. Gale
James C. Gale

/s/ Joyce Erony
Joyce Erony

/s/ Ben T. Morris
Ben T. Morris